UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2005

____________________

TIDEL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-17288	75-2193593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Wilcrest, Suite 205, Houston, TX	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (713) 783-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2005, Tidel Technologies, Inc. (the “Company”) entered into a letter agreement (the “Laurus Extension Agreement”) with Laurus Master Fund, Ltd (“Laurus”). A copy of the Laurus Extension Agreement is attached hereto as Exhibit 10.25 and incorporated herein by reference.

The Laurus Extension Agreement refers to (i) the Convertible Term Note in the principal amount of $6,450,000, dated November 25, 2003, made by the Company in favor of Laurus (the “2003 Convertible Note”), (ii) the Convertible Term Note in the principal amount of $600,000, dated November 26, 2004, made by the Company in favor of Laurus (the “2004 Convertible Note”), (iii) the Convertible Term Note in the principal amount of $1,250,000, dated November 26, 2004, made by the Company in favor of Laurus (the “P.O. Note”), and (iv) the certain Purchase Order Financing and Security Agreement dated November 26, 2004 by and between the Company and Laurus (the “P.O. Agreement”).

Under the terms of the Laurus Extension Agreement, the Company and Laurus agreed, as follows:

(a)
No payments of Principal Amount shall be due under the 2003 Convertible Note until March 1, 2006. From March 1, 2006 until the day prior to the Maturity Date, on the first business day of every calendar month, payments of Monthly Amounts (as defined in the 2003 Convertible Note) in an amount equal to $225,000 shall be due and payable to Laurus, together with any accrued and unpaid interest to date on such portion of the Monthly Amount;

(b)
The definition of “Maturity Date” under and as defined in the 2004 Convertible Note will be amended to be and read “the earlier of (i) February 28, 2006, or (ii) the date of the closing of the sale of the Borrower’s and its subsidiaries (as applicable) ATM Business to NCR Corporation;” and

(c)
Schedule A to the P.O Agreement will be amended by deleting the definition of “Stated Expiry Date” in its entirety and inserting the following new definition of “Stated Expiry Date” in lieu thereof: “Stated Expiry Date” shall the earlier of (i) February 28, 2006 and (ii) the date of the closing of the sale of the Borrower’s and its subsidiaries’ (as applicable) ATM Business to NCR Corporation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEL TECHNOLOGIES, INC.
(Registrant)

Date: November 30, 2005
	By:	/s/ Robert D. Peltier
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.25	Letter Agreement dated November 25, 2005, filed herewith